CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Uplift Nutrition, Inc. (the "Registrant") as filed with the Securities and Exchange Commission on the date hereof (the " Report"), I, Gary C. Lewis, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1) This Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in this Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	November 9, 2012	/s/Gary C. Lewis
Gary C. Lewis President and Chief Executive Officer (CEO)

Date:	November 9, 2012	/s/Gary C. Lewis
Gary C. Lewis Principal Financial Officer (CFO) and Principal Accounting Officer